                     As filed with the Securities and Exchange Commission on July 19, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Avid Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-2977748
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

75 Blue Sky Drive Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip code)

Avid Technology, Inc. Amended and Restated 2014 Stock Incentive Plan
(Full title of the plan)

Kenneth Gayron Executive Vice President, Chief Financial Officer, Corporate Treasurer, and Chief Accounting Officer Avid Technology, Inc. 75 Blue Sky Drive Burlington, Massachusetts 01803 (978) 640-3000	Copy to: David B.H. Martin, Esq. David H. Engvall, Esq. Covington & Burling LLP One CityCenter 850 Tenth St., N.W. Washington, D.C. 20001 (202) 662-6000

(Name, address, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

    This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 650,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of Avid Technology, Inc. (the “Company”), which have been authorized and reserved for issuance under the Avid Technology, Inc. Amended and Restated 2014 Stock Incentive Plan. Accordingly, the contents of the Company’s registration statements on Form S-8 filed with the SEC on June 24, 2022 (File No. 333-265831), May 18, 2021 (File No. 333-256257), May 22, 2020 (File No. 333-238610), May 30, 2018 (File No. 333-225279), June 12, 2017 (File No. 333-218677) and November 12, 2014 (File No. 333-200139) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The Company is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in the Registration Statement by reference:

(a)                                The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 1, 2023 (File No. 001-36254), including the information specifically incorporated by reference into the Annual Report on Form 10-K from the Company’s definitive proxy statement for the 2023 Annual Meeting of Stockholders;

(b)                                All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above (other than the portions of those documents not deemed to be filed); and

(c)                                The description of Common Stock filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 9, 2021 (File No. 001-36254).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Item 8.           Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Burlington, Massachusetts, on July 19, 2023.

                        Avid Technology, Inc.

By:	/s/ Kenneth L. Gayron Kenneth L. Gayron Executive Vice President, Chief Financial Officer, Corporate Treasurer, and Chief Accounting Officer

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Avid Technology, Inc., hereby severally constitute and appoint Jeff Rosica and Kenneth L. Gayron, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Avid Technology, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jeff Rosica Jeff Rosica	President and Chief Executive Officer (Principal Executive Officer)	July 19, 2023
/s/ Kenneth L. Gayron Kenneth L. Gayron	Executive Vice President, Chief Financial Officer (Principal Financial Officer), Corporate Treasurer, and Chief Accounting Officer (Principal Accounting Officer)	July 19, 2023
/s/ John P. Wallace John P. Wallace	Chairman of the Board of Directors	July 19, 2023
/s/ Christian A. Asmar Christian A. Asmar	Director	July 19, 2023
/s/ Robert M. Bakish Robert M. Bakish	Director	July 19, 2023
/s/ Paula E. Boggs Paula E. Boggs	Director	July 19, 2023
/s/ Elizabeth M. Daley Elizabeth M. Daley	Director	July 19, 2023
/s/ Nancy Hawthorne Nancy Hawthorne	Director	July 19, 2023
/s/ Daniel B. Silvers Daniel B. Silvers	Director	July 19, 2023
/s/ Peter M. Westley Peter M. Westley	Director	July 19, 2023

EXHIBIT INDEX

Number	Description
3.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to the Quarterly Report on Form 10-Q filed with the Commission on November 14, 2005) (File No. 000-21174)
3.2
Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation (incorporated by reference to the Current Report on Form 8-K filed with the Commission on July 27, 2005) (File No. 000-21174)

3.3
Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation (incorporated by reference to the Current Report on Form 8-K filed with the Commission on June 1, 2023) (File No.001-36254)

3.4	Amended and Restated By-Laws (incorporated by reference to the Current Report on Form 8-K filed with the Commission on June 1, 2023) (File No. 001-36254)
4.1	Specimen Common Stock Certificate (incorporated by reference to the Registration Statement on Form S-1 filed with the Commission on March 11, 1993) (File No. 033-57796)
5.1*	Opinion of Covington & Burling LLP
23.1*	Consent of Covington & Burling LLP (included in Exhibit 5.1)
23.2*	Consent of BDO USA, P.A., an Independent Registered Public Accounting Firm
24.1*	Power of Attorney (included on the signature pages of this Registration Statement)
99.1
Avid Technology, Inc. Amended and Restated 2014 Stock Incentive Plan (incorporated by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A filed with the Commission on April 28, 2023) (File No. 001-36254)

107*	Filing Fee Table

* Filed herewith